Exhibit 10.1 (h)

July 3, 1996



Mr. Glenn E. Eanes
Treasurer
American Woodmark Corporation
3102 Shawnee Drive
Winchester, VA  22601

RE: Amended and Restated Loan Agreement between NationsBank, N.A. (the "Bank") and American Woodmark Corporation (the "Borrower") dated as of August 31, 1993, as Amended (the "Loan Agreement")

Dear Glenn:

Pursuant to your request to allow the Borrower to pay cash dividends under certain conditions, the Bank hereby agrees to amend the Loan Agreement referenced above as follows:

Section 11.01 (h) shall be restated as follows:

"(h) pay any dividends other than dividends payable with the stock of the Borrower or redeem its stock; provided, however, the Borrower may redeem its stock through redemptions funded entirely by life insurance proceeds payable to the Borrower; provided further, that so long as the Borrower has not suffered a net loss for the four fiscal quarters (taken in their entirety) immediately prior to the payment of any dividend or on account of any other redemption, the Borrower may pay cash dividends and make additional redemptions during any fiscal quarter in an amount which in the aggregate does not exceed 25% of the Borrower's Net Income for the four fiscal quarters (taken in their entirety) immediately prior to the payment of such dividend or on account of such redemption reduced by 100% of the aggregate amount of cash dividends and redemptions (excluding redemptions funded entirely by life insurance proceeds) for the four fiscal quarters (taken in their entirety) immediately prior to the payment of such dividend or on account of such redemption;"
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The Bank also hereby agrees to permit the payment of cash dividends under the terms outlined above under all existing letter of credit reimbursement agreements supporting lower floater Industrial Revenue Bonds between the Borrower and the Bank.

All other terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect.

Please indicate your acceptance of this modification to the Loan Agreement by signing below.


Very truly yours,


NationsBank, N.A.

by /s/ MICHAEL R. WILLIAMS
   -----------------------
   Senior Vice President

cc Christopher C. Kupec, Esquire


Accepted by American Woodmark Corporation

	by /s/ GLENN EANES
    ---------------
	its    Treasurer
     --------------
	Date   7/8/96
     --------------
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